Exhibit 10.36

BILL OF SALE AND ASSIGNMENT

This BILL OF SALE AND ASSIGNMENT (the “Bill of Sale”), dated this 30 day of December, 2011, is from Stephen Walters (the “Seller”) to China Direct Investments, Inc., a Florida corporation (the “Buyer”).

NOW, THEREFORE, in consideration of Buyer’s payment of $75,000.00 (Seventy Five Thousand Dollars) to Seller and such other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties hereto hereby agree as follows.

1.           The Seller hereby sells, grants, conveys, assigns, transfers and delivers to Buyer all of Seller’s right, title, and interest in and to the debt of Transax International Limited, a Colorado corporation (the “Company”) owed to the Seller in the amount of $538,312.89 (the “Company Debt”), free and clear of all liens, mortgages, pledges, options, claims, security interests, conditional sales contracts, title defects, encumbrances, charges and other restrictions of every kind (collectively, the “Liens”).  Such sale, transfer, conveyance and assignment shall be effective on the date hereof (the “Effective Date”).  Seller hereby acknowledges and agrees that the Company is indebted to Seller and Carlingford Investments Limited (“CIL”) in the total amount of $811,786.39 which is comprised of the amounts set forth in Schedule A (the “Total Company Debt”) and such amount represents the total indebtedness owed by the Company to Seller, CIL and any other entity that is an affiliate of Seller or CIL.

2.           The Seller covenants and agrees that in the event that (i) the Company Debt or other rights covered in this Bill of Sale cannot be transferred or assigned by it without the consent of or notice to a third party and in respect of which any necessary consent or notice has not as of the date hereof been given or obtained, or (ii) the Company Debt or rights are non-assignable by their nature and will not pass by this Bill of Sale, the beneficial interest in and to the same will in any event pass to the Buyer, as the case may be; and the Seller covenants and agrees (a) to hold, and hereby declares that it holds the Company Debt or rights in trust for, and for the benefit of, the Buyer, (b) to cooperate with the Buyer in the Buyer’s efforts to obtain and to secure such consent and give such notice as may be required to effect a valid transfer or transfers of such Company Debt or rights, (c) to cooperate with the Buyer in any reasonable interim arrangement to secure for the Buyer the practical benefits of such Company Debt pending the receipt of the necessary consent or approval, and (d) to make or complete such transfer or transfers as soon as reasonably possible.

3.           The Seller further agrees that it will at any time and from time to time, at the request of the Buyer, execute and deliver to the Buyer any and all other and further instruments and perform any and all further acts reasonably necessary to vest in the Buyer the right, title and interest in or to any of the Company Debt which this instrument purports to transfer to the Buyer.

4.           Any individual, partnership, corporation or other entity may rely, without further inquiry, upon the powers and rights herein granted to the Buyer and upon any notarization, certification, verification or affidavit by any notary public of any state relating to the authorization, execution and delivery of this Bill of Sale or to the authenticity of any copy, conformed or otherwise, hereof.

5.           All of the terms and provisions of this Bill of Sale will be binding upon the Seller and its successors and assigns and will inure to the benefit of the Buyer and its successors and assigns.

6.           This Agreement shall be governed by the laws of the State of Florida, without regard to conflicts of law principles thereunder.

7.           This Bill of Sale is being delivered in connection with the Debt Exchange Agreement dated December 30, 2011 entered into among the Seller, the Buyer and the Company (the “Debt Exchange Agreement”) and completion of the transaction contemplated by this Bill of Sale is made subject to the simultaneous completion of the transaction contemplated by the Debt Exchange Agreement.

8.           This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has caused this Bill of Sale and Assignment to be executed as of the date and year first set forth above.

SELLER

/s/ Stephen Walters
Stephen Walters

CHINA DIRECT INVESTMENTS, INC.

By:           /s/ James Wang
Name:           James Wang
Title:    President

Schedule A

Liabilities of TNSX Owed to Stephens and Carlingford Investments Limited

Party Name/Description	Amount (U.S. $)
Stephen Walters - Accounts payable and accrued expenses	560,245.00
Stephen Walters – Loans (principal and interest)	100,231.81
Carlingford Investments Limited – Convertible Loan	151,309.58
Total	$811,786.39